UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2012, Covanta Holding Corporation (the “Company”) completed an offering of $400 million principal amount of 6.375% Senior Notes due 2022 (the “Notes”). The offering of the Notes was registered under the Securities Act of 1933 and made pursuant to the Company’s Registration Statement on Form S-3, Reg. No. 333-178503 and the prospectus dated December 15, 2011 included therein, filed by the Company with the Securities and Exchange Commission on December 15, 2011, as supplemented by the preliminary prospectus supplement relating thereto dated March 8, 2012, and the final prospectus supplement relating thereto dated March 8, 2012. The Notes are governed by and were issued pursuant to the Indenture (the “Base Indenture”) dated as of January 18, 2007 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of January 31, 2007 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of December 1, 2010 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture dated as of March 19, 2012 (the “Third Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

The Notes constitute general unsecured senior obligations of the Company and will rank equally in right of payment with any future senior unsecured indebtedness of the Company. The Notes are effectively junior to the Company’s existing and future secured indebtedness, including the Company’s guarantee of indebtedness under the existing credit facilities of its subsidiary, Covanta Energy Corporation (“Covanta Energy”). The Notes are not guaranteed by any of the Company’s subsidiaries and are effectively subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Company’s subsidiaries.

The Notes bear interest at a rate of 6.375% per year, payable in cash semi-annually, on April 1 and October 1 of each year, commencing on October 1, 2012 and will mature on October 1, 2022 unless earlier redeemed or repurchased.

The Notes are subject to redemption by the Company, at its option, at any time on or after April 1, 2017, in whole or in part, at the redemption prices set forth in the prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to April 1, 2017, the Company may redeem up to 35% of the original principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 106.375% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to April 1, 2017, the Company may also redeem the Notes, in whole but not in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, plus a “make-whole premium.” The occurrence of specific kinds of changes in control will be a triggering event requiring the Company to offer to purchase from the holders all or a portion of the Notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Company to use the proceeds from those asset dispositions to make an offer to purchase the Notes at 100% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay indebtedness or to invest or commit to invest such proceeds in additional assets related to the Company’s business or capital stock of a restricted subsidiary.

This summary of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the Third Supplemental Indenture, which are included as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and which are incorporated herein by reference.

Item 8.01.	Other Events.

On March 19, 2012, the Company issued a press release announcing the closing of an offering of senior unsecured notes. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable.

(b)	Pro Forma Financial Information – Not Applicable.

(c)	Shell Company Transactions – Not Applicable.

(d)	Exhibits:

Exhibit No.	Exhibit

4.1	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee. (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) filed with the Securities and Exchange Commission on January 19, 2007).

4.2*	Third Supplemental Indenture dated as of March 19, 2012 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note).

5.1*	Legal Opinion of Neal, Gerber & Eisenberg LLP.

99.1	Press Release, dated March 19, 2012.

*	Incorporated by reference into Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-178503) filed with the Securities and Exchange Commission on December 15, 2011 as an exhibit thereto and filed as part of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2012

COVANTA HOLDING CORPORATION (Registrant)

By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson
	Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee. (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) filed with the Securities and Exchange Commission on January 19, 2007).

4.2*	Third Supplemental Indenture dated as of March 19, 2012 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note).

5.1*	Legal Opinion of Neal, Gerber & Eisenberg LLP.

99.1	Press Release, dated March 19, 2012.

*	Incorporated by reference into Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-178503) filed with the Securities and Exchange Commission on December 15, 2011 as an exhibit thereto and filed as part of this Current Report.